Exhibit 10.1
TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (“LICENSE”) dated as of December 28, 2005 is made and entered into between The Goodyear Tire & Rubber Company (“GOODYEAR”), an Ohio corporation whose address is 1144 East Market Street, Akron, Ohio 44316, (“LICENSOR”), and Titan Tire Corporation (“LICENSEE”), an Illinois Corporation whose address is 2701 Spruce Street, Quincy, Illinois 62301. “Parties” shall mean LICENSOR and LICENSEE.

RECITALS

WHEREAS, GOODYEAR and LICENSEE are parties to the Asset Purchase Agreement, dated as of February 28, 2005, by and among GOODYEAR, Goodyear Canada Inc., Goodyear Servicios Comerciales, S. de R.L. de C.V., The Kelly-Springfield Tire Corporation (collectively, the “Goodyear Parties”) and LICENSEE (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, on the terms and subject to the conditions set forth therein, the Goodyear Parties have agreed to convey to LICENSEE the GOODYEAR farm tire assets in North America, including certain property, equipment, inventory and other assets associated with the manufacture of farm tires and the plant, property and equipment at GOODYEAR’s Freeport, Illinois tire manufacturing facility, as more fully described in the Purchase Agreement;

WHEREAS, in connection with the purchase of the Business, and pursuant to the Purchase Agreement, GOODYEAR and LICENSEE have or will enter into the Purchase Agreement, and the Ancillary Agreements, and are obligated to execute and deliver this LICENSE;

WHEREAS, LICENSOR and its wholly owned subsidiary, Goodyear Canada Inc. (“Goodyear Canada”), own the LICENSED MARKS identified in Schedule B; which have been used in connection with farm tires;

WHEREAS, LICENSEE desires to use the LICENSED MARKS upon and in connection with the manufacture, sale, promotion, marketing, advertising and distribution of LICENSED PRODUCTS; and

WHEREAS, the Parties agree that LICENSOR shall grant to LICENSEE a license to use the LICENSED MARKS in the manufacture, sale, promotion, marketing, advertising, and distribution of LICENSED PRODUCTS, subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations contained herein, the Parties agree as follows:

DEFINITIONS

As used in this LICENSE, and unless the context requires a different meaning, the following terms have the meanings indicated (the meanings to be, when appropriate, equally applicable to both singular and plural forms of the terms defined):

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

“LICENSED MARKS” means (1) LICENSOR’S trademarks, service marks, trade names, and designs and symbols identified in Schedule B, which may be amended from time to time as provided herein, (2) the word mark GOODYEAR as set forth in Schedule B, and (3) any and all names, symbols, designs, and other insignia that are embedded in the tire molds transferred to LICENSEE under the Purchase Agreement.

“LICENSED PRODUCTS” means Front Farm Tires (including Radial Front Farm Tires), Implement Tires, Bias Rear Farm Tires, Radial Rear Farm Tires, Large Terra, Small Terra, Skid Steer Tires, Special Floatation Tires, and all other tires identified in the Goodyear 2003 Farm Tire catalog, incorporated herein by reference, except such tires excluded in Schedule 2.2(p)(i) – 2.2 (p)(iii) of the Purchase Agreement, copies of which are attached as Schedule C hereto (collectively, ‘Farm Tires”) and that (a) bear one or more LICENSED MARKS, and/or (b) are packaged, advertised, promoted, or marketed in conjunction with the LICENSED MARKS such that a reasonable purchaser would understand the Farm Tires to be those offered by, endorsed by, affiliated with, or sponsored by Licensor; provided, however, that “LICENSED PRODUCTS” does not include any product, or portion of a product, that happens to be combined with Farm Tires (by way of example and not limitation, LICENSED PRODUCTS does not include the wheel on which the Farm Tire is mounted and does not include the services of mounting the Farm Tire on the wheel, but would only include the Farm Tire).

“LICENSED TERRITORY” means the United States of America, Canada, Mexico, and their territories and possessions.

“NET SALES” means the gross amount invoiced to customers for sales of the LICENSED PRODUCTS, less only (a) returns actually made and credited as properly supported by documentation (provided, however, that **) and (b) other items described in Exhibit X hereto.

“CHANGE OF CONTROL” means the occurrence of any of the following events unless LICENSOR consents in advance:  (1) a Person, directly or indirectly, acquires “control,” as that term is defined in the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (collectively, the “Exchange Act”) of LICENSEE or Titan International, Inc. (“Parent”), (2) a competitor or any Affiliate of any competitor of LICENSOR, or of any of LICENSOR’S Affiliates, acquires direct or indirect beneficial ownership (as defined in the Exchange Act) of more than five (5%) percent of the outstanding equity securities of LICENSEE or Parent, or LICENSEE or Parent becomes an Affiliate, directly or indirectly, of any competitor of LICENSOR or any of LICENSOR’S Affiliates or (3) the shareholders of LICENSEE or of Parent approve, or LICENSEE or Parent otherwise effects, enters into or approves, (A) a merger or consolidation of LICENSEE or Parent with or into any other Person, (B) an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the assets of LICENSEE or Parent, (C) a plan of complete liquidation of LICENSEE or Parent (other than a liquidation, consolidation or merger of LICENSEE into Parent as a result of which Parent succeeds to the obligations of LICENSEE (x) hereunder, (y) under the Purchase Agreement and (z) under the Ancillary Agreements to which LICENSEE is a party) or (D) any transaction similar to any of the foregoing; provided, however, that the term “CHANGE OF CONTROL” shall not include the occurrence of any event described in Clauses (1) or (3) above that is a “going private” transaction, a “management-led” buy out or any other similar CHANGE OF CONTROL event as a result of which immediately after such event (i) the chief executive officer or one or more other current shareholders, Affiliates, directors or officers of Parent continue in management and they and/or their debt and/or equity sponsors, and/or an investment firm of which such a director is an officer or any subsidiary of Parent, either individually or as a group (excluding any Person other than Parent, an Affiliate of Parent or Titan Europe Plc (to the extent

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

Parent continues to hold not less than 25% of the outstanding voting power therein) that is a competitor of LICENSOR or any of LICENSOR’S Affiliates) would own a majority of the outstanding voting securities or voting interest in, as applicable, the surviving or resulting Person or the Person succeeding to control of, or all or substantially all of the assets of, LICENSEE or Parent, and (ii) such Person would be bound by the terms hereof, including Section 12.2, and would succeed to the obligations described in Clause (C) above.

“WRITTEN APPROVAL/CONSENT/AUTHORIZATION” means approval or consent granted by LICENSOR by written means signed by an authorized representative of LICENSOR.

Other Definitions.  Capitalized terms not otherwise defined in this LICENSE shall have the definition set forth in the Purchase Agreement.

Definitions Can be Substantive.  If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party hereto, notwithstanding that it appears only in this Definitions section hereof, effect shall be given to it as if it were a substantive provision of this LICENSE.

Definitions Not in This Section of the LICENSE.  Where any term is defined within the context of any particular Section or Clause in this LICENSE, the term so defined, unless it is clear from the Section or Clause in question that the term so defined has limited application to the relevant Section or Clause, shall bear the meaning ascribed to it for all purposes in terms of this LICENSE, notwithstanding that this term has not been defined in this section of the LICENSE.

Non-Business Day Performance.  Where any payment falls due or any other obligation is to be performed on a day, that is not a Business Day in the jurisdiction where such payment is to be made or such obligation is to be performed, then such payment shall be made or such obligation performed on the next succeeding Business Day.

Calculation of Day Periods.  Except as otherwise specifically provided in this LICENSE, where in this LICENSE any number of days is prescribed in relation to the doing of a particular thing or in respect of a period of time, those days will be calculated exclusive of the first day and inclusive of the last day.

TERMS AND CONDITIONS

1.  GRANT OF LICENSE

1.1
Grant.  Subject to the terms herein, LICENSOR grants to LICENSEE a non-exclusive, revocable (solely as set forth in this License), non-transferable license, without the right to sublicense, to use the LICENSED MARKS on and in connection with the manufacture of LICENSED PRODUCTS in the United States and in connection with the sale, promotion, marketing, advertising, and distribution of the LICENSED PRODUCTS within the LICENSED TERRITORY. This LICENSE may not, except in respect of any event that would constitute a CHANGE OF CONTROL but is excluded from the definition of CHANGE OF CONTROL hereunder as a result of the proviso set forth therein, be assigned without written authorization from LICENSOR, which may be withheld for any reason or for no reason. Nothing in this LICENSE shall limit the right of LICENSEE’S dealers, distributors, resellers, and other third parties in LICENSEE’S distribution network for the LICENSED PRODUCTS from using the LICENSED MARKS in connection with the sale, promotion, marketing, advertising, and

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

distribution of the LICENSED PRODUCTS within the LICENSED TERRITORY during the Term.  All rights not specifically granted to LICENSEE herein are reserved by LICENSOR, or Goodyear Canada. As to any trademark rights in the LICENSED MARKS which may be in the name of Goodyear Canada, GOODYEAR shall enter into an appropriate agreement with Goodyear Canada.

Nothing in this LICENSE shall restrict LICENSOR’S current or future commitments under secured lending or financing arrangements pledging the LICENSED MARKS.

1.2
Specifically Prohibited Uses of the LICENSED MARKS.  Unless expressly authorized by this LICENSE, LICENSEE will not use any of the LICENSED MARKS or any confusingly similar terms (a) in any corporate titles, trade styles, business names, domain names or URL’s, (b) in connection with any service or repairs, or (c) in the white pages of telephone and other directories.

LICENSEE is permitted to create signs which read “Goodyear Farm Tires.”  Any other usage of the LICENSED MARKS, including use on signs that are not covered by Goodyear Identification Agreements, requires the express written consent of GOODYEAR.

LICENSEE acknowledges that LICENSOR has removed certain signs and other GOODYEAR or Kelly identification at the Freeport Facility and LICENSEE agrees to remove all remaining GOODYEAR or Kelly signs or other forms of GOODYEAR or Kelly identification (and any other identification bearing any of the Goodyear Names and Marks) found on buildings, vehicles, uniforms, business forms or elsewhere at the Freeport, Illinois facility within six (6) months of the Closing Date.

1.3
Permitted Use in Advertising and Distribution.  Subject to the requirements of section 7.4 and this section, LICENSEE shall be entitled to use the LICENSED MARKS to advertise, describe, solicit, demonstrate, sell, distribute, and otherwise promote the sale, repair, and service of the LICENSED PRODUCTS in all media now known or later developed, but shall not be entitled to own URL’s which include GOODYEAR trademarks. At no time shall LICENSEE use the trademark “Goodyear” without the descriptive terms comprising the LICENSED PRODUCTS.

1.4
Use by Those in the Distribution Network.  The grant of license does not include the right to sublicense; however, nothing in this LICENSE shall limit the right of LICENSEE’S dealers, distributors, resellers and others in LICENSEE’S distribution network of the LICENSED PRODUCTS from using the LICENSED MARKS in connection with the sale, promotion, marketing, advertising, and distribution of the LICENSED PRODUCTS within the LICENSED TERRITORY during the term of the LICENSE.

1.5
No Other Right To LICENSED MARKS, LICENSOR’S Other Intellectual Property or Third Party Marks.  This LICENSE conveys to LICENSEE no rights with respect to the LICENSED MARKS other than specifically set forth herein. LICENSEE acknowledges that LICENSOR is the owner of certain trademarks, trade dress, copyrights, design patents, and other intellectual property rights that are not included in the LICENSED MARKS (“Other Trademarks”).  LICENSEE understands and agrees that it does not have authorization to use the Other Trademarks in any manner whatsoever, nor does this LICENSE grant rights to intellectual property of any other party. LICENSEE must independently obtain any authorization, license or

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

permission for use of third party intellectual property used in conjunction with the LICENSED MARKS and, upon request by LICENSOR, LICENSEE shall furnish written proof of such authorization.

1.6
LICENSEE’S Rights Outside LICENSED TERRITORY.  Except for tires mounted on original equipment vehicles within the LICENSED TERRITORY, and tires furnished to LICENSOR’S Affiliates under the Supply Agreement, LICENSEE agrees that it possesses no rights to sell the LICENSED PRODUCTS (a) itself, (b) to exporters, or (c) directly or indirectly to others for resale or reshipment outside the LICENSED TERRITORY. In the event that LICENSEE becomes aware that any party to whom it sells the LICENSED PRODUCTS intends to sell or ship, or is selling or shipping directly or indirectly, the LICENSED PRODUCTS outside of the LICENSED TERRITORY, LICENSEE shall take all necessary actions which are legally permissible to prevent such sales or shipments.

1.7
LICENSOR’S Rights Within the LICENSED TERRITORY.  Except for tires owned by LICENSOR or its Affiliates on the Closing Date, and except for tires mounted on original equipment vehicles outside the LICENSED TERRITORY, tires furnished or sold by LICENSEE to LICENSOR or its Affiliates under the Supply Agreement and tires the ownership or sale of which is permitted under the Purchase Agreement, LICENSOR agrees that it possesses no right to sell the LICENSED PRODUCTS (a) itself, (b) to exporters, or (c) directly or indirectly to others for resale or reshipment within the LICENSED TERRITORY; provided, however, that, during the Term, LICENSOR shall either terminate the rights of any Affiliates to use the LICENSED MARKS in the LICENSED TERRITORY in connection with any and all of the LICENSED PRODUCTS or shall otherwise ensure that Affiliates do not use the LICENSED MARKS in the LICENSED TERRITORY in connection with the LICENSED PRODUCTS except as provided in Sections 6.12 and 6.17 of the Purchase Agreement. In the event that LICENSOR or its Affiliates become aware that any party to whom they sell the LICENSED PRODUCTS intends to sell or ship, or is selling or shipping directly or indirectly, the LICENSED PRODUCTS into the LICENSED TERRITORY, LICENSOR shall take all necessary actions which are legally permissible to prevent such sales or shipments.

Without limiting the generality of and notwithstanding anything set forth in this Section 1.7, nothing herein shall be deemed to restrict the right of LICENSOR, or any of its Affiliates to sell original equipment tires mounted by LICENSOR or its Affiliates or by others outside the LICENSED TERRITORY, even with the expectation that such tires will be reshipped to the LICENSED TERRITORY. LICENSOR’S and its Affiliates’ rights under this Section 1.7 are assignable and may be licensed to third parties; provided that LICENSOR shall give LICENSEE written notice to LICENSEE identifying all such third parties prior to any assignment or license effected pursuant to or in connection with any sale of all or substantially all of the farm tire assets of LICENSOR and its Affiliates, collectively.

1.8	Modifications by LICENSOR.

(a) Modifications of trademarks other than GOODYEAR (word mark) and GOODYEAR (and winged foot design).

LICENSEE acknowledges that, from time to time and without LICENSEE’S approval, LICENSOR may modify certain elements of the LICENSED MARKS, add new LICENSED

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

MARKS, or discontinue the use of certain LICENSED MARKS. Accordingly, LICENSOR does not represent or warrant that the LICENSED MARKS or any of their elements will be maintained or used in any particular fashion. In the event that LICENSOR makes modifications to the LICENSED MARKS other than GOODYEAR (word mark) and GOODYEAR (and winged foot design), this LICENSE will be subject to any such modifications effective upon written notification from LICENSOR; however, LICENSEE shall be allowed a reasonable sell-off period for any existing inventory of LICENSED PRODUCTS bearing discontinued or modified LICENSED MARKS. A “reasonable sell-off period” resulting from claim of trademark infringement will be as short as practical.

(b) Modifications of the GOODYEAR (and winged foot) logo and designs found in the molds.

LICENSOR will not discontinue the GOODYEAR (word mark) and GOODYEAR (and winged foot design) marks during the term of this LICENSE. In the event LICENSOR modifies these marks, LICENSEE will modify the GOODYEAR logo, tread designs, other designs and trade dress as molds are replaced.  There will be no limitation on the time period that LICENSEE is authorized to sell goods bearing the versions of the GOODYEAR (word mark) and GOODYEAR (and winged foot design) subsequent to such modifications.

1.9
Manufacture of Kelly-Springfield and Power Mark Tires.  For a period of up to one year from the Closing Date, LICENSOR will permit LICENSEE to manufacture Farm Tires bearing the Kelly-Springfield and/or Power Mark trademarks for warranty and replacement purposes and in order to allow an orderly transition of existing Kelly retailers to the Titan or GOODYEAR brands.  LICENSEE agrees to be bound by the indemnity, royalty, and other provisions of the LICENSE with respect to any such Kelly or Power Mark tires manufactured or sold during this phase out period as if such tires constituted LICENSED PRODUCTS hereunder.

1.10
Use of LICENSEE’S Name.  Nothing in this Agreement shall limit the right of LICENSEE to use its own name on or in connection with the LICENSED PRODUCTS so as to accurately identify itself as the manufacturer of the LICENSED PRODUCTS, including but not limited to the phrase “MADE BY TITAN” or “MANUFACTURED BY TITAN TIRE CORPORATION” or other such accurate description of source.

1.11
Certain Grants.  Subject to the rights reserved under Section 1.7 and the rights under any non-exclusive licenses to Affiliates of LICENSOR (as further set forth in Section 1.7), and subject to the rights, including security interests, of Persons that have heretofore provided, or that may, from time to time after the date hereof, provide, financing to LICENSOR, LICENSOR agrees that it will not, during the term hereof, grant any license to any Person to use the LICENSED MARKS with respect to the LICENSED PRODUCTS in the LICENSED TERRITORY.

The obligations of LICENSOR set forth in the first sentence of this Section 1.11 are material to this LICENSE and the relationship between LICENSOR and LICENSEE.

If LICENSOR breaches the obligations of LICENSOR set forth in the first sentence of this Section 1.11 and does not cure such breach within sixty (60) days after receipt of notice (or thirty (30) days, in the event of unauthorized use by Affiliates of the LICENSED MARKS in connection with the LICENSED PRODUCTS), LICENSOR shall immediately owe LICENSEE, and shall promptly pay LICENSEE **.

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

2. TERM

2.1
Initial Term.  This LICENSE shall be effective on the date written in line one (1) of this LICENSE (the “Effective Date”) and shall expire at the end of seven (7) Contract Periods unless sooner terminated under operation of law or in accordance with the terms and conditions herein or renewed as provided herein (the “Term”).

2.2	Contract Periods. Contract period one (1) shall begin on the Effective Date and end twelve (12) months later. Each consecutive twelve-month period thereafter shall be deemed a Contract Period.

2.3
Notice of Termination.  LICENSOR may in its sole discretion terminate this LICENSE by giving three (3) years written notice prior to the end of any Contract Period beginning with Contract Period number four (4).

2.4
Renewal Term.  Unless LICENSOR provides notice of termination, after the initial Term of seven (7) years this LICENSE shall automatically renew for successive one (1) year Contract Periods unless sooner terminated as provided in this LICENSE.

3.  ROYALTIES

3.1
Earned Royalties.  In each Contract Period, LICENSEE shall pay to LICENSOR a ** royalty based on the NET SALES of all LICENSED PRODUCTS sold (“Earned Royalties”). For purposes of this LICENSE, a LICENSED PRODUCT shall be considered sold on the date upon which such LICENSED PRODUCT is billed, invoiced, shipped, or paid for, or when title passes to the buyer, whichever occurs first.

3.2	**

3.3
No Deductions.  Unless specified otherwise in the attached Schedules or the definition of NET SALES, computation of NET SALES (including the computation of the gross price invoiced to customers) shall not include deductions for defective return allowances greater than **, uncollectible accounts, new store allowance(s), advertising allowance(s), co-op allowance(s), costs incurred in the manufacture, sale, distribution, advertising, promotion, or exploitation of the LICENSED PRODUCTS, or any indirect or overhead expense of any kind whatsoever. Similarly, such deductions and costs shall not be deducted from gross sales or Earned Royalties.

3.4
Sales to Governmental Authorities.  LICENSEE’S sales to governmental authorities under supply agreements entered into by LICENSOR shall have priority over sales to LICENSEE’S customers or other sales to LICENSOR.

3.5	**

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

4.  STATEMENTS AND PAYMENTS

4.1	Statements.

(a)
Statement Content.  Within thirty (30) days following the last day of each calendar quarter, LICENSEE shall furnish to LICENSOR a complete and accurate statement (in the format attached as Exhibit I) of its sales of LICENSED PRODUCTS during the preceding calendar quarter. Such statement shall be certified as accurate by LICENSEE’S Chief Financial Officer and shall indicate the following for each LICENSED PRODUCT by country: (a) a description of the LICENSED PRODUCT, including SKU number; (b) gross sales price of the LICENSED PRODUCT; (c) the number of units sold; (d) any itemized deductions from gross sales price which are expressly permitted hereunder; (e) NET SALES of the LICENSED PRODUCT distributed and/or sold by LICENSEE during the quarter; (f) any returns made and credited during the preceding calendar quarter; and (g) a calculation of Earned Royalties.

(b)
Statement Requirements.  Such statements shall be submitted whether or not any sales of the LICENSED PRODUCTS occurred during the preceding calendar quarter. The receipt or acceptance by LICENSOR of any of the statements furnished pursuant to this LICENSE or of any royalties paid (or the cashing of any royalty checks paid by LICENSEE) shall not preclude LICENSOR from auditing, questioning or objecting to the accuracy of such statements or royalties at any time. In the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified.

4.2	Payments.

(a)
Payment Requirements.  LICENSEE shall remit within thirty (30) days following the last day of each calendar quarter, together with the statement required for that quarter, a payment of the Earned Royalties due from sales during the preceding quarter.  For any Contract Period where the Earned Royalties do not meet or exceed the Minimum Guarantee, in the fourth quarterly payment for that Contract Period LICENSEE shall pay the balance of the fees required to meet the Minimum Guarantee.  All payments made hereunder shall be in United States currency (converted from any foreign currency at the spot rate of exchange for United States Dollars as published by The Wall Street Journal in New York, NY, USA, as of the last business day of the quarter for which payment is being made) and shall be remitted by wire transfer into such account as is designated by LICENSOR. LICENSOR reserves the right to reject any other form of payment.  LICENSEE shall have no right to set off any money owed to LICENSEE by LICENSOR against any money owed by LICENSEE to LICENSOR hereunder.

(b)
Late Payments.  If any payments due hereunder are not timely paid, LICENSEE shall pay interest on the amount owed at a rate of one and one-half percent (1½%) per month (or the maximum rate allowed by law if lower) from the date such amount was due until it is paid.  If it becomes necessary for LICENSOR to undertake legal action to collect any such payments, LICENSEE shall pay LICENSOR’S actual and reasonable outside legal

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

fees and costs of the action and related negotiations if the legal action undertaken results in a determination that the payments were due.

(c)
All payments.  Payments of whatever nature due to LICENSOR under this LICENSE shall be net without any deductions whatsoever and shall be increased by the amount of any tax, charge or levy which may be imposed on or with respect to such payments by the national or local governments save to the extent that such amount may lawfully be taken by LICENSOR as a credit against income tax payable by LICENSOR under the laws of the United States of America. Upon request, LICENSEE will complete and provide to LICENSOR any governmental form, receipt or document required in connection with payments made pursuant to this LICENSE. This would include but is not limited to proof of payment of withholding taxes or any form or certification required in order to reduce or eliminate any otherwise required withholding tax.

4.3           Inspection of Records.

(a)
Inspection.  LICENSEE shall keep complete, accurate, and verifiable books and records at its principal place of business showing all transactions relating to the LICENSE herein granted. Such books and records shall include numerically sequenced invoices.   LICENSOR or its duly authorized representatives shall have the right, upon no less than five (5) business days’ notice, and during normal business hours, to inspect LICENSEE’S books and records and all other documents and material in the possession of or under the control of LICENSEE in order to verify the accuracy of LICENSEE’S sales reports. LICENSOR shall have free and full access thereto for such purposes and shall be permitted to make copies thereof.

(b)
Discrepancy.  In the event that any such inspection reveals an underpayment by LICENSEE, LICENSEE shall immediately remit payment to LICENSOR in the amount of the underpayment plus interest at the rate of one and one-half percent (1½%) per month (or the maximum rate allowed by law if lower) from the date such payment was due until the date when such payment is actually made; provided, however, that LICENSOR shall, in the absence of any intentional misconduct by LICENSEE, be entitled only to contest LICENSEE’S payments hereunder for the then-current Contract Period plus two (2) previous Contract Periods.  Subject to the foregoing, once the deadline for contest with respect to a Contract Period has passed, LICENSEE’S payments for that time period may not be included in any contest by LICENSOR.  In the event that an audit subject to contest hereunder reveals an underpayment of more than 3% by LICENSEE of Earned Royalties, then LICENSEE shall bear all actual and reasonable outside expenses related to such inspection.

(c)
Maintenance After Expiration.  For each Contract Period, all books and records relative to LICENSEE’S obligations hereunder shall be maintained and kept accessible and available to LICENSOR for inspection for at least three (3) years after the conclusion of that Contract Period.

(d)
Confidential Financial and Business Information.  In the event that an investigation of LICENSEE’S books and records is made, certain confidential and proprietary business information of LICENSEE may necessarily be made available to the person or persons

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

conducting such investigation. It is agreed that such confidential and proprietary information shall be retained in confidence by LICENSOR under the provisions of the confidentiality section of this LICENSE and shall not be disclosed to any third party without the prior express written permission of LICENSEE. It is understood and agreed, however, that such information may be used in any proceeding arising out of LICENSEE’S obligations hereunder.

5.  OWNERSHIP, GOODWILL AND PROTECTION OF RIGHTS

5.1
Acknowledgment.  LICENSEE acknowledges LICENSOR’S exclusive right, title, and interest in and to the LICENSED MARKS, and shall not at any time during the Term of this LICENSE or thereafter do or permit to be done any act or thing which impairs the rights of LICENSOR with respect to such LICENSED MARKS. LICENSEE will never represent that it has any ownership in the LICENSED MARKS or in any registration of them and shall not attempt to register the LICENSED MARKS alone or as part of its own trademark or service mark in any jurisdiction.  LICENSEE will use the LICENSED MARKS only in the manner specified by LICENSOR and this LICENSE. LICENSEE agrees that it will not, during the Term of this LICENSE, or thereafter, attack the validity or distinctiveness of the LICENSED MARKS. The Parties expressly intend and agree that all use of the LICENSED MARKS shall inure to the sole benefit of LICENSOR.

5.2
Confusingly Similar Marks.  LICENSEE shall not, either during or after the Term of this LICENSE, use or authorize the use of any configuration, mark, name, design, logo or other designation confusingly similar to the LICENSED MARKS. Should LICENSEE, during the term of this LICENSE or at anytime thereafter, assert ownership in any insignia, mascot, designation, or trademark in any jurisdiction, which is the same as, or confusingly similar to, any of the LICENSED MARKS, LICENSEE will, upon request of LICENSOR, transfer or assign all right, title, and interest that it asserts in such insignia, mascot, designation, or trademark, including but not limited to any registrations, to the LICENSOR or its designee.  To the best of LICENSOR’S knowledge, as of the Effective Date LICENSEE is not using configuration, trademark, service mark, design, logo, trade name, symbol, brand, device, other designation, or combination, that is likely to cause confusion with respect to the goods or services of LICENSOR, or to cause mistake, or to deceive a reasonably prudent purchaser.

5.3
Registrations.  LICENSEE agrees that it shall not, on the basis of its use of the LICENSED MARKS, oppose or seek to cancel in any court or state or federal agency, including, but not limited to, the United States Patent and Trademark Office. LICENSEE shall not initiate any legal actions based on the use of any material or artwork that includes the LICENSED MARKS, including, but not limited to, actions involving copyright infringement of any material containing LICENSED MARKS, without the prior express written consent of the LICENSOR.  LICENSOR shall have the option to be consulted regarding such litigation at its sole discretion.

5.4
Modifications By LICENSEE.  LICENSEE shall not, without prior express written permission from LICENSOR, develop or authorize the development of variations of the LICENSED MARKS or elements included within the LICENSED MARKS.  In the event that LICENSOR grants such rights, any designs created shall be included in the LICENSED MARKS licensed hereunder, LICENSOR shall own all the rights in such new design, and LICENSEE shall execute any documents required to

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

transfer such rights to LICENSOR. All uses and rights of and to the new designs shall inure to the exclusive benefit of LICENSOR and LICENSOR may register and protect the same in its own name, as it deems necessary or appropriate.

5.5
Goodwill.  LICENSEE recognizes the value of the publicity and goodwill associated with the LICENSED MARKS, acknowledges that the LICENSED MARKS and any marks confusingly similar to the LICENSED MARKS have acquired secondary meaning, and that all related rights and goodwill belong exclusively to LICENSOR. LICENSEE agrees that it shall not conduct any activity or produce goods, which in any way question LICENSOR’S ethics or lawful practices, nor shall LICENSEE do anything that damages or reflects adversely upon LICENSOR, the LICENSED PRODUCTS, or the LICENSED MARKS.

6.  LICENSED MARKS PROTECTION

6.1           Third Party Unauthorized Use of LICENSED MARKS

(a)
Notify LICENSOR.  LICENSEE shall notify LICENSOR, in writing, of any manufacture, distribution, sale or advertisement of any product or service of the same general type or class as the LICENSED PRODUCTS that LICENSEE believes may constitute an infringement upon LICENSOR’S rights or LICENSEE’S authorized use of the LICENSED MARKS. LICENSEE shall not commence, prosecute or institute any action or proceeding against any person, firm or corporation alleging infringement, imitation or unauthorized use of the LICENSED MARKS without the prior written consent of LICENSOR.

(b)
Appropriate Action With Respect to Trademarks Other than GOODYEAR or GOODYEAR (and winged foot design).  LICENSOR shall have the sole right to determine the appropriate action to be taken against any infringement, imitation or unauthorized use of these LICENSED MARKS, including whether to settle any claims or any controversy arising out of such claims. LICENSOR shall bear the expense of any actions and shall receive any settlements or damages.

(c)
Appropriate Action With Respect to the Trademarks GOODYEAR or GOODYEAR (and winged foot design).  LICENSOR shall have the initial right to determine the appropriate action to be taken against any infringement, or any imitation or other use unauthorized by LICENSOR, of these LICENSED MARKS as to LICENSED PRODUCTS, including whether to settle any claims or any controversy arising out of such claims. LICENSOR acknowledges that, as a result of the license granted to LICENSEE, LICENSEE may sustain economic injury for any infringements of these LICENSED MARKS relating to the LICENSED PRODUCTS in the LICENSED TERRITORY. If LICENSOR fails to act within a reasonable period of time, LICENSEE may institute an action to enjoin such infringement and to recover damages. Actions with respect to GOODYEAR or GOODYEAR (and winged foot design) with respect to the LICENSED PRODUCTS in the LICENSED TERRITORY may be commenced by LICENSOR, LICENSEE, or by LICENSOR and LICENSEE jointly.  Any and all profits, damages and/or settlements recovered in such action or proceeding shall be divided as follows: (1) each plaintiff will recover an equal percentage of its legal expenses up to one hundred percent (100%), (2) LICENSEE will recover its proven economic damages if they exceed the combined legal

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

expenses, and (3) any additional money beyond (1) and (2) shall be divided equally between LICENSOR and LICENSEE.

6.2
Reasonable Assistance.  LICENSEE agrees to provide LICENSOR with such reasonable assistance as LICENSOR may require in obtaining any protection of LICENSOR’S rights to the LICENSED MARKS at no expense to LICENSEE.

7.  QUALITY CONTROL

7.1
New Products.  LICENSEE must provide written notice to LICENSOR prior to the production of any new products which are to bear LICENSED MARKS. Any such products must also be added to the quarterly reports issued by LICENSEE.  The parties agree that products currently made or sold by LICENSEE are not “new products” under this Section, and that for a Farm Tire to be a “new product” it must bear a new SKU designation (a mere redesignation of the SKU for an existing product does not, however, constitute the product a “new product” hereunder).

7.2
Quality Standards.  LICENSEE warrants that the LICENSED PRODUCTS shall be made to reasonable commercial quality standards, and be of a quality equal to or higher than the samples provided to LICENSOR for review in accordance with this LICENSE. Moreover, the LICENSED PRODUCTS shall be manufactured according to LICENSEE’S approved standard quality control and manufacturing procedures and requirements, and shall meet (or exceed) all applicable government and industry standards, regulations, guidelines, rules, laws, and the like regarding such product(s).  LICENSEE shall not offer for sale, advertise, promote, distribute, or use for any purpose any LICENSED PRODUCTS or packaging that are damaged, defective, seconds, or that otherwise fail to meet the specifications or quality requirements set forth in this LICENSE.

7.3
Product Sample Testing.  If a question arises under Section 7.2, LICENSOR at its discretion may require LICENSEE to submit **. Upon reasonable request by LICENSOR, such testing shall be conducted throughout the Term and any renewal of this LICENSE.

7.4
Review of Marketing Materials Incorporating LICENSED MARKS.  LICENSOR may request LICENSEE to provide samples of all packaging, promotional materials, and advertisements associated with the LICENSED PRODUCTS and any other materials containing, displaying, or used in conjunction with the LICENSED MARKS for LICENSOR’S inspection and approval. Such inspection shall be restricted solely to the use of the LICENSED MARKS.

7.5
Quality Maintenance/Inspection of Facilities. To ensure that the standards of quality reflected in the approved samples are being maintained, LICENSOR or its authorized representatives have the right to enter and inspect the facilities of LICENSEE during reasonable hours and upon two (2) Business Days’ notice during the Term of the LICENSE and during any sell-off period thereafter.

7.6
Substandard Quality. In the event that the quality of any of the LICENSED PRODUCTS falls below the level set forth in Section 7.2, LICENSEE shall, upon written notice from LICENSOR, immediately discontinue the production, sale, or distribution of such products or materials until such time as the products meet the standards in Section 7.2. In addition, a LICENSED PRODUCT will be deemed to have fallen below the requisite quality level if it is determined that **.

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

7.7
Disposal of Substandard Products.  LICENSEE shall, upon LICENSOR’S direction, ship to LICENSOR, or destroy and certify such destruction of, all substandard LICENSED PRODUCTS. Upon written approval from LICENSOR, LICENSEE may be authorized to dispose of such products at its own discretion as long as no use of or reference to the LICENSED MARKS is made in connection with the products. In such event, LICENSEE must completely remove all labels, tags and marks that would identify LICENSOR or the LICENSED MARKS and cut the beads on all tires to be scrapped.

7.8
Consumer Inquiries.  LICENSEE shall, at its sole cost, establish and maintain procedures satisfactory to LICENSOR for the handling of all consumer complaints about quality or product warranty issues, relating to any of the LICENSED PRODUCTS (“Consumer Inquiries”).  LICENSOR may forward to LICENSEE for handling any and all Consumer Inquiries that it receives. LICENSEE shall submit to LICENSOR a monthly report of all Consumer Inquiries and the manner in which they were handled.

8.  USE OF OTHER MARKS WITH THE LICENSED MARKS

8.1
Use of Other Marks.  After the Closing Date, LICENSEE may add the words “Made by Titan” to all molds bearing any of the LICENSED MARKS.  LICENSEE shall not use any trademark, service mark, trade name, logo, symbol or devices in combination with the LICENSED MARKS without the prior written consent which consent can be withheld for any or no reason by LICENSOR, except for the use of “Made by Titan” and the use of “Titan” as part of LICENSEE’S corporate name in conjunction with the sale of LICENSED PRODUCTS.  LICENSEE shall not attempt to obtain copyright or trademark in any artwork, which contains or is derived from the LICENSED MARKS without the prior written consent of LICENSOR which consent can be withheld for any or no reason.  At LICENSOR’S request, LICENSEE shall remove from any LICENSED PRODUCT or associated materials bearing the LICENSED MARKS and under LICENSEE’S control or access, any element which LICENSOR believes will harm the LICENSED MARKS or LICENSOR’S reputation.  LICENSEE shall not be required to remove any marks, or alter any LICENSED PRODUCTS or associated materials, if such goods or materials have previously been consented to by LICENSOR.

9.  INDEMNIFICATION

9.1
Indemnification of LICENSOR.  LICENSOR assumes no liability to LICENSEE or any third parties with respect to LICENSED PRODUCTS manufactured, sold, or distributed by LICENSEE.  LICENSEE agrees to hold harmless, defend and indemnify LICENSOR and its officers, shareholders, employees and agents against third party claims, liabilities, demands, judgments or causes of action, and costs and expenses related thereto (including, but not limited to, reasonable attorney’s fees and costs), related to the LICENSED PRODUCTS or arising out of the manufacture, distribution, advertising, use, sale or marketing of the LICENSED PRODUCTS, and any breach of this LICENSE, including, but not limited to, unauthorized use of the LICENSED MARKS and infringement of any intellectual property rights except as otherwise stated below, provided that: (a) prompt written notice is given to LICENSEE of any such suit or claim; (b) LICENSEE shall have the option and right to undertake and conduct the defense of any such suits or claims brought against LICENSOR; and (c) no settlement of any suit or claim

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

involving the LICENSED MARKS is made or entered into without the prior express written consent of LICENSEE.

9.2
Indemnification of LICENSEE.  LICENSOR agrees to hold harmless, defend and indemnify LICENSEE, its officers, shareholders, employees and agents against third party claims, liabilities, demands, judgments, or causes of action and costs and expenses related thereto (including but not limited to reasonable attorneys’ fees and costs) of trademark, trade dress or copyright infringement, or unfair competition, or damages relating thereto, related to the use of the LICENSED MARKS that are registered in the identified LICENSED TERRITORY, on or in connection with the LICENSED PRODUCTS as expressly authorized by this LICENSE, and agrees to hold harmless, defend and indemnify LICENSEE or any third parties with respect to the performance characteristics of LICENSED PRODUCTS manufactured by LICENSOR or its Affiliates provided that: (a) prompt written notice is given to LICENSOR of any such suit or claim; (b) LICENSOR shall have the option and right to undertake and conduct the defense of any such suits or claims brought against LICENSEE; and (c) no settlement of any suit or claim involving the LICENSED MARKS is made or entered into without the prior express written consent of LICENSOR. This indemnification shall not apply to actions arising out of the use of LICENSED MARKS in territories where such LICENSED MARKS are not registered.

10.  [RESERVED]

11.  DISPUTE RESOLUTION

11.1
In the event of a dispute between or among the parties arising out of or in connection with this LICENSE, the parties to the dispute shall make every effort to resolve, promptly and in good faith, such dispute. In the event that the dispute cannot be resolved, a party may notify another party of the existence of a possible deadlock by sending a letter signed by management responsible for the operation of this Agreement to management of the other party. Within fifteen (15) business days after receipt of that notice, management of the parties shall arrange to meet at a mutually agreeable time and place, and thereafter as often as they reasonably deem necessary for a period of ninety (90) days from the date of that first meeting, to exchange relevant information and to attempt to resolve the dispute. In the event that responsible management have not been successful in resolving the dispute within ninety (90) days of the receipt of the disputing party’s notice, either party may initiate an action or take such other action as is permitted under the LICENSE or any other ANCILLARY AGREEMENTS in accordance with the time periods set out elsewhere herein or therein. Except as set forth elsewhere in the ANCILLARY AGREEMENTS, each party shall be responsible for its own legal fees and expenses.

12.  TERMINATION AND EXPIRATION

12.1	Expiration. Except as otherwise provided herein, this LICENSE shall expire in accordance with Section 2.

12.2
LICENSOR’S Right of Termination.  Unless otherwise provided herein, LICENSOR shall have the right to terminate this Agreement immediately if LICENSEE materially breaches this Agreement and fails to cure such breach or to adopt a plan reasonably designed to cure such breach within sixty (60) days after receipt of notice. Material breach includes any of the following:

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

(a)	LICENSEE breaches Section 7.2 hereof; or

(b)	Any LICENSED PRODUCT is recalled for any reason and LICENSEE fails or refuses to correct the condition or defect which caused the recall; or

(c)
Except under federal bankruptcy laws, LICENSEE files a petition in bankruptcy, is adjudicated as bankrupt or insolvent, makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, discontinues all or a significant portion of its business, or its business is appointed a receiver; or

(d)           LICENSEE breaches its confidentiality obligations as provided in Section 14; or

(e)
LICENSEE sells LICENSED PRODUCTS outside the LICENSED TERRITORY except as allowed in Section 1.6 or otherwise by this Agreement, the Purchase Agreement, the Supply Agreement, or the Ancillary Agreements; or

(f)	LICENSEE ceases or threatens to cease, to carry on all or any material part of its business.

LICENSOR may also terminate this LICENSE immediately upon notice to LICENSEE in the event LICENSEE undergoes a CHANGE OF CONTROL, provided, however, that (i) LICENSEE shall notify LICENSOR in writing (a) promptly after it becomes aware of any CHANGE OF CONTROL described in Clause 2 of the definition of CHANGE OF CONTROL hereunder, or (b) not less than sixty (60) days prior to the proposed closing date with respect to any proposed CHANGE OF CONTROL other than a CHANGE OF CONTROL described in such Clause 2, and (ii) LICENSOR must exercise the termination right provided in this paragraph within 60 days after its receipt of the notice referred to in Clause (i)(b) of this sentence.

12.3
Commercialization by LICENSEE.  LICENSEE agrees that during the Term of this LICENSE it will diligently distribute, promote, and sell the LICENSED PRODUCTS, and that it will make and maintain adequate arrangements for the distribution of the LICENSED PRODUCTS throughout the entire LICENSED TERRITORY. Any determination that LICENSEE has failed to diligently manufacture, distribute, promote, or sell any single LICENSED PRODUCT in any country within the LICENSED TERRITORY at any given time during the Term shall permit LICENSOR to terminate this LICENSE with respect to that LICENSED PRODUCT and/or LICENSED TERRITORY.

12.4
LICENSEE’S Right of Termination.  LICENSEE shall have the right to terminate this LICENSE if LICENSOR materially breaches this LICENSE and fails to cure such breach, or to adopt a plan reasonably designed to cure such breach within sixty (60) days after receipt of such notice, and material breach includes:

(a)
Files a petition in bankruptcy, is adjudicated as bankrupt or insolvent, makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, discontinues all or a significant portion of its business, or its business is appointed a receiver, or

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

(b)           Materially breaches any of the conditions or provisions of this LICENSE, or

(c)           Breaches the confidentiality obligation as provided in Section 14.

12.5
Duties Upon Termination.  Termination of the LICENSE shall be without prejudice to any rights that the terminating Party may otherwise have against the other Party. Upon termination by LICENSOR, all money owed including all unaccrued royalties, shall become immediately due and payable.  Unless LICENSOR demonstrates that LICENSEE’S use of the LICENSED MARKS in connection with the LICENSED PRODUCTS will harm the reputation of LICENSOR, upon termination of this LICENSE, LICENSEE shall have a sell-off period of one (1) year for any LICENSED PRODUCTS manufactured prior to the effective date of termination.  During such sell-off period LICENSEE shall be entitled to use the LICENSED MARKS as authorized by this Agreement in connection with the promotion, marketing, advertising, packaging, distribution, and sale of the LICENSED PRODUCTS. LICENSEE may not sell molds, plates, dies, or the like, bearing LICENSED MARKS, to a third party absent the express written consent of LICENSOR.  During the sell-off period, LICENSEE shall pay Earned Royalties on its sales of LICENSED PRODUCTS but there is no Minimum Guarantee owed to LICENSOR by LICENSEE during such period.

12.6
Duties Upon Expiration/Sell-off.  Upon expiration of this LICENSE, LICENSEE shall discontinue all use of the LICENSED MARKS; provided, however, LICENSEE shall have one (1) year within which to dispose of any existing inventory of the LICENSED PRODUCTS.  Thereafter, LICENSEE shall promptly discontinue the sale or distribution of the LICENSED PRODUCTS and shall destroy or ship to LICENSOR all existing inventory of LICENSED PRODUCTS. LICENSEE may not sell molds, plates, dies, or the like, bearing LICENSED MARKS, to a third party absent the express written consent of LICENSOR. Sales under this Paragraph shall require the payment of Earned Royalties as provided above, as well as compliance with all other provisions of this LICENSE, provided that the Minimum Guarantee shall not apply.  In the event LICENSEE elects to sell LICENSED PRODUCTS under this Paragraph at a price lower than LICENSEE’S “normal selling price” of the LICENSED PRODUCTS (as determined by LICENSEE’S prior course of business), the gross sales for calculating NET SALES shall be the higher of actual gross invoice price or seventy-five percent (75%) of the value of the LICENSED PRODUCTS as if sold at their “normal selling price”. LICENSEE’S right to sell off pursuant to this paragraph is subject to the condition that, within thirty (30) days after expiration, LICENSEE will (a) pay to LICENSOR all Earned Royalties and/or Minimum Guarantees accrued or due at the time of expiration as soon as such Earned Royalties can be computed; (b) deliver to LICENSOR a report of sales up to the time of expiration; and (c) provide LICENSOR with an inventory of unsold LICENSED PRODUCTS and allow LICENSOR at its option to conduct a physical inventory to verify the statement.

12.7
Disposition of Molds Upon Expiration or Termination; Related Matters.  LICENSEE will destroy all molds containing the LICENSED MARKS or remove such marks from the molds, and shall destroy or remove such marks from all goods in progress, designs, plates, dies, screens, and advertising/promotional materials, within ninety (90) days after expiration or termination. An officer of LICENSEE must certify such change or destruction in writing to the address provided for notices to LICENSOR.

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

12.8
Bankruptcy/Sale of LICENSOR.  If LICENSOR shall be subject to a voluntary or involuntary petition for bankruptcy, and if the trustee rejects this LICENSE as an executory contract, LICENSEE may elect (a) to treat this LICENSE as terminated by such rejection if such rejection by the trustee amounts to such a breach as would entitle LICENSEE to treat such contract as terminated by virtue of its own terms, applicable nonbankruptcy law, or an agreement made by LICENSEE with another entity; or (b) to retain its rights (but excluding any right under applicable nonbankruptcy law to specific performance of such contract) under this LICENSE as such rights existed immediately before the case commenced, for the duration of the Term, including any Renewal Term, in accordance with this LICENSE. LICENSEE’S rights under this LICENSE shall not be affected by any change of ownership of LICENSOR.

12.9
Termination of Supply Obligation.  Unless the parties hereto otherwise agree, upon termination or expiration of this LICENSE for any reason, LICENSEE shall have no obligation to supply tires to LICENSOR under the Supply Agreement or under, except in respect of the Offtake Agreement, any other agreement between the parties related to the Purchase Agreement, and LICENSEE shall have no Minimum Guarantee payment obligation; provided, that, in such event, the parties hereto shall use all reasonable efforts, acting in good faith, to agree as quickly as practicable upon alternative arrangements for the supply by Titan of tires (a) theretofore subject to supply by Titan under such agreements and (b) required to be sold or delivered by GOODYEAR under any federal or state government contract to which GOODYEAR is a party.

13. INJUNCTIVE RELIEF

13.1
Injunctive Relief.  It is expressly agreed that LICENSOR would suffer irreparable harm from a breach by LICENSEE of any of its covenants contained in this LICENSE, and that remedies other than injunctive relief cannot fully compensate or adequately protect LICENSOR for such a violation. Therefore, without limiting the right of LICENSOR to pursue all other legal and equitable remedies available for violation of this LICENSE, in the event of actual or threatened breach by LICENSEE of any of the provisions of this LICENSE, LICENSEE consents that LICENSOR shall be entitled to injunctive or other relief in order to enforce or prevent any such violation or continuing violation thereof without necessity of posting bond or other security, any requirements therefore being expressly waived by LICENSEE. LICENSEE agrees not to raise the defense of an adequate remedy at law in any such proceeding. LICENSEE acknowledges and agrees that the provisions of this paragraph are reasonably necessary and commensurate with the need to protect LICENSOR against irreparable harm and to protect its legitimate and proprietary business interests and property.

14.  CONFIDENTIALITY

14.1
It is anticipated that LICENSOR and LICENSEE will obtain or have obtained information about the other party’s business and/or technology and/or marks, logos or commercial symbols that the other party considers confidential.

14.2	During and for a period of ten (10) years following the expiration or termination of this LICENSE, LICENSOR and LICENSEE agree not to disclose to others the subject matter of this

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

LICENSE or any information furnished by the other party, which may include, without limitation, marketing and financial information, trade secrets, know how, drawings, designs, data, copyrights, inventions, processes, procedures, formulas, specifications, and the like (“Confidential Information”) without written prior approval of the other party, which approval may be withheld for any reason or for no reason.

14.3
Each of the parties shall exercise care to prevent the disclosure of Confidential Information to any third party, using the same standard of care which it employs with its own confidential information of similar character.  The parties also shall limit internal dissemination of Confidential Information within their own organization in strict conformity with each party’s established internal policies and procedures regarding the protection of confidential information.  Each party further agrees that it shall be liable to the other party for unauthorized disclosures or use of Confidential Information of the other party by any of its employees; provided, however, that the parties shall not be liable to one another for disclosures on use of Confidential Information of the other party by an employee of a party who makes such disclosure or engages in such use more than ten (10) years after the employee terminates his or her employment with such party.

14.4
LICENSOR and LICENSEE shall exercise care to prevent the disclosure of Confidential Information to any third party, using the same standard of care which it employs with its own confidential information of similar character.

14.5          Confidential Information does not include information that:

(i)	recipient’s files and records establish as having been in its possession in significant detail at the time the information was received; or

(ii)	is publicly available in significant detail at the time it is disclosed to recipient by discloser or which later becomes so available other than as a result of recipients’ action or inaction; or

(iii)
becomes known to recipient from a third party who has the right to disclose such information without breach of an actual or implied obligation of trust or confidence to the discloser or any other party; or

(iv)	becomes known to recipient from a third party that had the lawful right to disclose such information; or

(v)	is disclosed by recipient with the other party’s prior written approval; or

(vi)	is required to be disclosed by a court of law or requested by a regulatory agency; provided that the party subject to the requirement of disclosure complies with Section 14.6.

14.6
If a party believes that it is legally required to disclose any Confidential Information, that party (the “Initial Party”) will promptly notify the other party.  Unless the other party within 10 days of receipt of that notice gives notice to the Initial Party that the other party intends to seek a protective order or act in some other way to prevent disclosure of the information in question, the

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

Initial Party may disclose the information without a violation of this LICENSE.  After giving the notice referred to in the preceding sentence, the other party must act promptly to contest the obligation of disclosure, notify the Initial Party of its actions and give the Initial Party notice if it does not successfully contest the obligation of disclosure in time to permit the Initial Party to disclose the information without violation of law or contempt of any Governmental Authority.  If compelled to disclose any Confidential Information, the Initial Party will disclose only such Confidential Information as to which disclosure is required and will use all commercially reasonable efforts to ensure that the Confidential Information required to be disclosed is accorded confidential treatment by the person, entity or Governmental Authority to whom or to which such Confidential Information is disclosed.

15.  WARRANTIES

15.1
LICENSOR’S Warranty.  LICENSOR represents and warrants that it has the full right, power, and authority to enter into and perform this LICENSE, that it is not a party to any agreement or understanding which would conflict with this LICENSE, and that it owns, controls, or has previously been granted the necessary rights in and to the LICENSED MARKS which enable LICENSOR to grant to LICENSEE the rights granted herein. LICENSOR further represents that, as of Closing, it is not aware of any infringements of the LICENSED MARKS in North America and that, to the best of its knowledge, information, and belief, the LICENSED MARKS are noninfringing. LICENSOR (a) makes no other representation or warranty, express or implied, (b) assumes no liability with respect to any infringement of any patent or other right of third parties due to LICENSEE’S activities under the license granted hereby and (c) assumes no liability with regard to any claim, specious or otherwise, arising out of alleged side effects or any other alleged performance defect arising out of the use or misuse of the LICENSED PRODUCTS.

15.2
LICENSEE’S Warranty.  LICENSEE warrants and represents that it is authorized to enter into this LICENSE and that there is no existing agreement with any third party that prevents it or restrains its ability to comply with its obligations under this LICENSE. LICENSEE further warrants and represents that it owns or has acquired all rights, title and interest to any design or tread design that it claims can be used on any LICENSED PRODUCTS; that it has acquired any necessary authorization, license, or permission from any third party(ies) to manufacture, promote, market, distribute, and/or sell LICENSED PRODUCTS. LICENSEE shall not disclaim any warranty whether contained herein or arising by operation of law, and any attempted disclaimer shall be deemed null and void.

15.3
Brokers.  Each Party hereby represents and warrants to the other that it has not employed or dealt with any broker or finder in connection with this LICENSE or the transactions contemplated hereby and agrees to indemnify the other Party and hold them harmless from any and all liability including, without limitation, reasonable attorney’s fees (including without limitation, the costs of LICENSOR’S inside counsel and other personnel calculated at market billing rates) and disbursements paid or incurred in connection with any such liability for any claimed brokerage commissions or finders’ fees in connection with this LICENSE or the transactions contemplated hereby.

16.  NOTICE

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

16.1
Notices.  All notices, and other communications which may or are required to be given or made by either Party to the other in connection with this LICENSE shall, except as otherwise set forth herein, be in writing (including telex, fax or other similar writing) and shall be deemed to have been duly given or made: (a) if sent by registered or certified mail, three (3) days after the posting thereof with first class postage attached; (b) if sent by hand or overnight delivery, upon the delivery thereof; and (c) if sent by telex or fax, upon confirmation of receipt of such telex or fax, in each case addressed to the respective Parties as follows:

If to LICENSOR:

The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001
Phone: (330) 796-1818
Fax: (330) 796-8836
Attention: Corporate Secretary

If to LICENSEE:

Maurice M. Taylor, Jr.
Titan Tire Corporation
2701 Spruce Street
Quincy, IL 62301
Fax: (217)228-3166

with a copy to:

Cheri T. Holley
General Counsel
Titan International, Inc.
2701 Spruce Street
Quincy, IL 62301
Fax: (217) 228-3040

with second copy to:

Robert J. Diehl, Jr.
Bodman LLP
100 Renaissance Center, 34th Floor
Detroit, MI 48243
(313) 393-7579

or to such other address and to the attention of such other persons as may be designated from time to time by such other Party hereto by notice given in the manner provided in this Section 16.1.

17.  RELATIONSHIP OF THE PARTIES

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

17.1
Independent Contractors. LICENSEE shall not state or imply, directly or indirectly, that LICENSEE or its activities, other than those provided herein, are supported, endorsed or sponsored by LICENSOR. It is understood that the relationship between the Parties shall be that of independent contractors, that neither Party shall have any right or power to obligate, bind, or commit the other to any expense, liability, or matter other than as expressly provided and authorized in this LICENSE, and that the officers, employees, and agents or other representatives of one Party shall not be deemed expressly or impliedly the employees, partners, joint ventures or agents of the other.

18.  MISCELLANEOUS

18.1
Counterparts.  This LICENSE may be executed contemporaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.2
Election of Remedies.  The remedies provided herein are not exclusive of any other lawful remedies that may be available, and a Party’s election of a remedy shall not constitute an exclusive election of remedies.

18.3
Force Majeure.  Neither Party shall be deemed in default or otherwise liable hereunder due to its inability to perform by reason of any fire, earthquake, flood, epidemic, accident, explosion, casualty, strike, lockout, labor controversy, riot, civil disturbance, act of public enemy, embargo, war, act of God, act of terrorism, or any municipal, county, state, national or international ordinance or law or any executive, administrative, judicial or similar order (which order is not the result of any act or omission to act which would constitute a default under this LICENSE), or any failure or delay of any transportation, power, or other essential thing required, or similar causes beyond the Party’s control (“force majeure”). Any delay in performance shall be no greater than the event of force majeure causing the delay. If an event of force majeure continues uninterrupted for a period exceeding six (6) calendar months, either Party may elect to terminate this LICENSE upon notice to the other, but such right of termination, if not exercised, shall expire immediately upon the discontinuance of the event of force majeure. In such case, the Party affected by the force majeure shall notify the other Party of its inability to perform. Notwithstanding anything to the contrary in this Section, the exercise of such right of termination shall not affect LICENSEE’S obligation to pay the Minimum Guarantee or Earned Royalties for NET SALES which accrued prior to and including the termination date of this LICENSE.

18.4
Forum/Governing Law.  This LICENSE shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its conflict of law provisions. The Parties agree that a federal or state court with general jurisdiction in the county in which LICENSOR’S home office is located shall be the exclusive forum for the resolution of any dispute arising from or relating to this LICENSE. Each Party hereby consents to the jurisdiction and venue of any such federal or state court.

18.5
Further Assurances and Cooperation.  Each Party agrees to execute and deliver to the other Party such other instruments, documents, and statements, including without limitation, instruments and documents of recordation, assignment, transfer, conveyance, and clarification and take such other action as may be reasonably necessary or convenient in the discretion of the requesting Party to carry out more effectively the purposes of this LICENSE. Unless otherwise provided, no consent or approval provided for in this LICENSE may be unreasonably withheld or delayed.

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

18.6
Interpretation and Construction.  The word “or” shall be interpreted to have both its conjunctive and disjunctive meaning whenever possible. The paragraph titles are intended solely for convenience and shall not affect the construction or interpretation of any of the provisions of this LICENSE. No provision of this LICENSE shall be construed in favor of or against any Party on the ground that such Party or its counsel drafted the provision. The language used herein, unless defined specifically, shall be construed according to its reasonable and customary meaning in the United States. Terms of art used in this LICENSE which are not defined herein shall be defined as commonly understood in the United States licensing industry for similar products. In the event of a breach, this LICENSE may be specifically enforced. This LICENSE shall at all times be construed so as to carry out its stated purposes.

18.7
Integration.  This LICENSE, the Purchase Agreement and the Ancillary Agreements and any attached schedules and exhibits, constitutes the entire agreement between the Parties pertaining to the subject matter contained herein and supersede all prior and contemporaneous agreements, representations, and understandings of the Parties. Each of the Parties acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, and not contained herein, concerning the subject matter hereof to induce the Party to execute or authorize the execution of this LICENSE, and acknowledges that the Party has not executed or authorized the execution of this instrument in reliance upon any such promise, representation, or warranty not contained herein. No supplement, modification, or amendment of this LICENSE shall be binding unless executed in writing and signed by both Parties.

18.8
Severability. If any term or other provision of this LICENSE is invalid, illegal or incapable of being enforced under any rule of law or public policy, all other conditions and provisions of this LICENSE shall nevertheless remain in full force and effect, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to either party. Upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this LICENSE so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

18.9
Survival of Rights and Obligations.  Termination or expiration of this LICENSE shall not impair any rights of LICENSOR or obligations of LICENSEE, including but not limited to payments, statements of account, compliance review, disposition of inventory, and indemnification.

18.10
Waiver. No waiver of any of the provisions of this LICENSE shall be valid unless in writing signed by the Party against which the waiver is sought to be enforced. No waiver by either Party of any breach of or failure of performance shall be deemed a waiver as to any subsequent breach or failure of performance, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure of LICENSOR to enforce any provision or to exercise any right or remedy shall not constitute a waiver of any of LICENSOR’S rights or LICENSEE’S obligations.

IN WITNESS WHEREOF, the following signatures represent that the Parties have read this LICENSE in its entirety, including the incorporated and attached Exhibits and Schedules, and by their execution below have agreed to all its terms and conditions.

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

LICENSOR: THE GOODYEAR TIRE & RUBBER COMPANY	LICENSEE: TITAN TIRE CORPORATION
By: /s/ THE GOODYEAR TIRE & RUBBER COMPANY	By: /s/ TITAN TIRE CORPORATION

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

EXHIBIT I
SALES AND ROYALTY REPORT FORM – SUMMARY PAGE

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Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

EXHIBIT I
SALES AND ROYALTY REPORT FORM

Page # [      ]

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Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

SCHEDULE A

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Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

SCHEDULE B
LICENSED PROPERTY/TRADEMARKS

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Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

SCHEDULE C
LICENSED PRODUCTS

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Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

EXHIBIT X
DEDUCTIONS TO REACH NET SALES

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Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.